Exhibit 99.1
NATIONAL PROPERTY INVESTORS 6
CONSENT OF LIMITED PARTNER
THE UNDERSIGNED, A LIMITED PARTNER OF NATIONAL PROPERTY INVESTORS 6 (“NPI”), AND THE HOLDER OF LIMITED PARTNERSHIP INTEREST IN NPI, ACTING WITH RESPECT TO ALL OF THE LIMITED PARTNERSHIP INTEREST OWNED BY THE UNDERSIGNED, HEREBY:
[__] Consents                      [__] Withholds Consent
TO (i) THE AMENDMENT (THE “AMENDMENT”) TO THE LIMITED PARTNERSHIP AGREEMENT OF NPI TO ELIMINATE A PROHIBITION ON TRANSACTIONS BETWEEN NPI, ON ONE HAND, AND NPI EQUITY INVESTMENTS, INC., ITS MANAGING GENERAL PARTNER (“NPI EQUITY”) AND ITS AFFILIATES, ON THE OTHER, (ii) THE AGREEMENT AND PLAN OF CONVERSION AND MERGER (THE “MERGER AGREEMENT”) BY AND AMONG NPI, AND AS CONVERTED PURSUANT TO THE MERGER AGREEMENT, NATIONAL PROPERTY INVESTORS 6, LP (“NEW NPI”), AIMCO NPI 6 MERGER SUB LLC (THE “AIMCO SUBSIDIARY”) AND AIMCO PROPERTIES, L.P., PURSUANT TO WHICH NPI WILL BE CONVERTED (THE “CONVERSION”) FROM A CALIFORNIA LIMITED PARTNERSHIP TO A DELAWARE LIMITED PARTNERSHIP, OR NEW NPI, AND NEW NPI WILL BE MERGED (THE “MERGER”) WITH THE AIMCO SUBSIDIARY, WITH NEW NPI AS THE SURVIVING ENTITY, (iii) THE CONVERSION, AND (iv) THE MERGER.
IF NO ELECTION IS SPECIFIED, AN OTHERWISE PROPERLY COMPLETED AND SIGNED FORM WILL BE DEEMED A CONSENT TO THE AMENDMENT, THE MERGER AGREEMENT, THE CONVERSION AND THE MERGER. IN ADDITION, IF SUCH A CONSENT HAS BEEN ELECTED OR DEEMED TO HAVE BEEN ELECTED, THE UNDERSIGNED HEREBY APPOINTS NPI EQUITY AS ITS ATTORNEY-IN-FACT TO EXECUTE THE AMENDMENT.
The undersigned hereby acknowledges receipt of the Consent Solicitation Statement/Prospectus, dated _____, 2011. THIS CONSENT IS SOLICITED BY NPI EQUITY. A fully completed, signed and dated copy of this Consent Form should be sent to our Solicitation Agent by mail or overnight courier to the addresses specified below prior to 5:00 pm, New York City time, on ______, 2011, unless such date is extended by NPI Equity in its sole discretion, and such later date and time determined by NPI Equity shall be the date and time when the solicitation of consents will expire.
Dated: ____________, 2011

By:

Please Print Name
If held jointly:

By:

Please Print Name
Please sign exactly as you hold your partnership interest. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

THE SOLICITATION AGENT FOR THIS CONSENT SOLICITATION IS:
EAGLE ROCK PROXY ADVISORS, LLC

By Mail:	By Overnight Courier:	By Hand:

12 Commerce Drive	12 Commerce Drive	12 Commerce Drive
Cranford, New Jersey 07016	Cranford, New Jersey 07016	Cranford, New Jersey 07016

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